Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form REG 1-A of Marijuana Company of America, Inc. of our report dated April 14, 2021 relating to our audits of the December 31, 2020 and 2019 consolidated financial statements, which report appears in the Prospectus that is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ L&L CPAs, PS
L&L CPAs, PA
Plantation, FL
September 30, 2021